Exhibit 99.1

Stock Yards Bancorp Again Posts Record Net Income as Third Quarter 2016 Earnings Increase 13% to $10.5 Million

Diluted Earnings Per Share Increase 12% to a Record $0.46 for the Quarter

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 26, 2016--Stock Yards Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville, Indianapolis and Cincinnati metropolitan markets, today reported results for the third quarter and nine months ended September 30, 2016. Net income for the third quarter of 2016 increased 13% to $10.5 million or $0.46 per diluted share from $9.3 million or $0.41 per diluted share for the third quarter of 2015. Net income for the nine months ended September 30, 2016, increased 10% to $30.4 million or $1.34 per diluted share from $27.5 million or $1.23 per diluted share. Please note that all per share information in this release has been adjusted for and reflects the three-for-two stock split distributed in May 2016.

The Company's performance for the third quarter of 2016 reflected several positive factors, including:

  Robust organic net loan growth, building on momentum witnessed over the past several years;
  Credit quality at historically strong levels;
  Growing fee income lead by revenue from the Company's wealth management and trust services; and
  Solid returns on average assets and equity of 1.44% and 13.47%, respectively.

"Stock Yards Bancorp turned in another exceptional performance for the third quarter of 2016, with record net income for the second consecutive quarter," said David P. Heintzman, Chairman and Chief Executive Officer. "Considering the low-rate environment in which we find ourselves, we believe a 13% increase in net income for the quarter – together with strong loan growth, higher fee income and a solid return on assets – continues to set the Company apart from many of its peers and demonstrates why Stock Yards Bancorp is considered one of the country's best-performing community banks.

"The foundation of our growth remains on the banking side of our business, where production and net loans have continued to increase throughout the past year," Heintzman continued. "Importantly, this success reflects ongoing expansion in key categories, like commercial and industrial lending and owner-occupied commercial real estate, which are at the center of our long-term strategy. We also continue to limit our exposure to commercial real estate lending and remain well under regulatory guidelines for that category. With 9% net loan growth through the first nine months of the year and a 14% increase for the trailing 12 months, together with a strong pipeline as we head into the final quarter of 2016, we continue to expect a good earnings lift going forward from our expanding loan portfolio.

"In tandem with the success of our lenders, we are pleased to note ongoing strength in our fee-based businesses, which generated 31.4% of our revenue in the third quarter of 2016, up from 31.0% for the second quarter and 31.1% in the year-earlier period," Heintzman added. "This proportional increase represents quite a feat considering our ongoing loan growth and the related interest income effect it has produced."

Heintzman pointed out that revenue from wealth management and trust services continues to lead the increase in fee income. Wealth management and trust's revenue is accelerating due largely to new account growth, with approximately $2.4 billion in assets under management as of September 30, 2016. Other factors affecting its revenue included nonrecurring fees, such as those earned for estate settlement and the administration of company-sponsored retirement plans, as well as positive returns in the overall securities markets. The performance of the Bank's mortgage banking department also remained strong in the third quarter of 2016, with higher revenue versus both the second quarter and the year-earlier period.

Concluding, Heintzman said, "We are very pleased with Stock Yards Bancorp's progress through the first nine months of 2016, measured in terms of both growth and asset quality. The Company's efforts behind these improvements have now culminated in back-to-back quarters of record net income. We also are encouraged by the momentum we see still building in lending and fee-based revenue. Together, these factors continue to position our company to deliver predictable, reliable earnings growth and, in turn, provide greater returns to our stockholders."

Total assets increased $314 million or 12% at September 30, 2016, to $2.94 billion from $2.62 billion at September 30, 2015. Driving this increase was ongoing growth in the Company's loan portfolio, which rose $268 million or 14% to $2.22 billion at September 30, 2016, from $1.95 billion at September 30, 2015. The Company continues to provide substantial support for its balance sheet growth through increased deposits. Total deposits increased $249 million or 12% to $2.39 billion at September 30, 2016, from $2.14 billion at September 30, 2015, reflecting growth in existing accounts as well as the addition of new accounts during the past year. On a linked-quarter basis, total deposits increased slightly due to increases in money market deposits and non-interest bearing demand deposits, which more than offset a decrease in interest-bearing demand deposits. Core deposits, which exclude brokered deposits and time deposits greater than $250,000, held steady at 98.5% of total deposits as of September 30, 2016.

The Company continued to sustain strong capital levels in the third quarter of 2016, remaining "well capitalized" – the highest capital rating for financial institutions. Stock Yards Bancorp's tangible common equity ratio as of September 30, 2016, was 10.54% (tangible common equity is a non-GAAP financial measure; see reconciliation of total stockholders' equity to tangible common equity and total assets to tangible assets later in this release).

With its balance sheet strength, Stock Yards Bancorp has continued to pursue capital strategies to enhance stockholder value, highlighted by seven increases in the cash dividend rate during the past five years for a cumulative increase of approximately 50% since 2011. Meanwhile, the Company has maintained its financial flexibility to pursue strategic expansion and acquisition opportunities that may arise. While some may view the Company's capital level as unnecessarily high, management believes Stock Yards Bancorp is in an enviable position of being able to maintain high levels of capital for strength and stability while, at the same time, producing strong returns on stockholders' equity.

Net interest income – the Company's largest source of revenue – increased $2.7 million or 12% to $24.8 million in the third quarter of 2016 from $22.1 million in the prior-year quarter. The increase reflected the impact of further growth in the loan portfolio together with a reduction in interest costs. Net interest income increased $6.7 million or 10% to $72.2 million in the first nine months of 2016 from $65.5 million in the prior-year period, reflecting the same factors.

As anticipated, net interest margin (on a fully tax-equivalent basis) remained under pressure in the third quarter of 2016, which has been the case throughout the past year and primarily reflective of the impact of a highly competitive lending market. In the third quarter of 2016, net interest margin was 3.65%, benefiting from substantial prepayment fee income, compared with 3.59% in the second quarter of 2016 and 3.66% in the third quarter of 2015. The Company's normalized or core net interest margin (core net interest margin is a non-GAAP financial measure; see reconciliation of net interest margin to core interest margin later in this release) was 3.59% for the third quarter of 2016, down one basis point from the second quarter of 2016 and down seven basis points from the third quarter of 2015. Management anticipates that margin pressure will continue due to competition and the current low-rate environment. Further, since approximately 64% of the Company's loan portfolio are priced at fixed rates and 12% are priced at variable rates with floors of 4%, future rate increases will not fully benefit the Company until new fixed-rate loans begin to originate at higher rates and the prime rate, currently at 3.5%, rises to exceed the floor associated with variable rate loans.

The Company's solid asset quality metrics continued to trend within a narrow range during the third quarter of 2016, having returned to these historically strong levels over the past several years. Non-performing loans (NPLs) totaled $8.0 million or 0.36% of total loans outstanding at September 30, 2016, versus $6.4 million or 0.29% of total loans outstanding at June 30, 2016, and $11.2 million or 0.57% of total loans outstanding at September 30, 2015. Similarly, non-performing assets, which include NPLs along with other real estate owned (OREO) and repossessed assets, were $13.0 million or 0.44% of total assets at September 30, 2016, versus $11.5 million or 0.40% of total assets at June 30, 2016, and $15.8 million or 0.60% of total assets at September 30, 2015. Net charge-offs in the third quarter of 2016 totaled $22 thousand versus $60 thousand in the second quarter of 2016 and $1.7 million in the third quarter of 2015.

Reflecting a number of factors, including loan growth and qualitative considerations, the Company recorded a loan loss provision of $1.3 million during the third quarter of 2016 compared with $750 thousand in the second quarter of 2016 and no loan loss provision in the third quarter of 2015. The Company's allowance for loan losses was 1.10% of total loans as of September 30, 2016, versus 1.06% as of June 30, 2016, and 1.11% at September 30, 2015.

Total non-interest income in the third quarter of 2016 increased $1.4 million or 14% to $11.4 million from $10.0 million in the prior-year quarter. This increase primarily reflected higher fee income from wealth management and trust services, growth in mortgage banking revenue, and greater bankcard transaction revenue. Total non-interest income for the nine months ended September 30, 2016, increased $2.3 million or 8% to $32.2 million from $29.9 million in the prior-year period, reflecting contributions from wealth management and trust services, bankcard transactions and mortgage banking.

Total non-interest expense for the third quarter of 2016 increased $2.1 million or 11% to $20.5 million from $18.4 million in the prior-year quarter. The increase was primarily due to an increase in amortization of investments in tax-credit partnerships, which resulted in a reduction in the Company's effective tax rate for the quarter, generating income tax savings that exceeded amortization expense. In addition, salaries and employee benefits increased due to higher salaries and wages reflecting normal salary increases, the addition of personnel associated with growth and operational support, and increased incentive compensation related to accelerating loan and earnings growth. For the nine months ended September 30, 2016, total non-interest expense increased $5.2 million or 9% to $60.3 million from $55.1 million in the prior-year period, largely reflecting the same trends noted for the quarter.

Louisville, Kentucky-based Stock Yards Bancorp, Inc., with $2.9 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Global Select Market under the symbol SYBT.

The following table provides a reconciliation of total stockholders' equity, in accordance with US GAAP, to tangible common equity, which is a non-GAAP financial measure. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

Tangible Common Equity Ratio
(Dollars in thousands)

	Sept. 30,	June 30,	Sept. 30,
	2016	2016	2015
Total stockholders' equity (a)	$311,570	$305,051	$280,948
Less goodwill	(682)	(682)	(682)
Less core deposit intangible	(1,453)	(1,500)	(1,654)
Tangible common equity (c)	$309,435	$302,869	$278,612

Total assets (b)	$2,938,665	$2,909,519	$2,624,607
Less goodwill	(682)	(682)	(682)
Less core deposit intangible	(1,453)	(1,500)	(1,654)
Tangible assets (d)	$2,936,530	$2,907,337	$2,622,271

Total stockholders' equity to total assets (a/b)	10.60%	10.48%	10.70%
Tangible common equity ratio (c/d)	10.54%	10.42%	10.62%

The following table provides a reconciliation of net interest margin in accordance with US GAAP to core net interest margin, which is a non-GAAP financial measure. Core net interest margin excludes the effect of prepayment penalty income from borrowers, the accretion of purchase accounting loan fair value adjustments, and the effect of excess liquidity, which the Company defines as the combined amount of federal funds sold and short-term securities available for sale, typically maturing in one week or less, in excess of $60 million. The Company provides this information to illustrate sequentially the trend in quarterly net interest margin to show the impact of those items on net interest margin.

Reconciliation of Net Interest Margin to Core Interest Margin

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2016	2016	2016	2015	2015
Net interest margin	3.65%	3.59%	3.56%	3.57%	3.66%
Prepayment penalties	(0.07)	(0.02)	(0.05)	(0.02)	(0.01)
Accretion of fair value adjustments	--	--	--	(0.01)	(0.02)
Excess liquidity	0.01	0.03	0.13	0.06	0.03
Core net interest margin	3.59%	3.60%	3.64%	3.60%	3.66%

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See Risk Factors outlined in the Company's Form 10-K for the year ended December 31, 2015.

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Third Quarter 2016 Earnings Release
(In thousands unless otherwise noted)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Income Statement Data
Net interest income, fully tax equivalent (1)	$24,963	$22,312	$72,816	$66,196
Interest income:
Loans	$23,436	$20,924	$67,992	$61,951
Federal funds sold	95	65	395	184
Mortgage loans held for sale	66	67	185	180
Securities	2,345	2,228	7,232	6,816
Total interest income	25,942	23,284	75,804	69,131
Interest expense:
Deposits	941	900	2,916	2,811
Federal funds purchased and short-term borrowing	19	7	57	19
Securities sold under agreements to repurchase	38	42	100	111
Federal Home Loan Bank (FHLB) advances	184	254	552	694
Total interest expense	1,182	1,203	3,625	3,635
Net interest income	24,760	22,081	72,179	65,496
Provision for loan losses	1,250	-	2,500	-
Net interest income after provision for loan losses	23,510	22,081	69,679	65,496
Non-interest income:
Wealth management and trust services	4,800	4,373	14,219	13,576
Service charges on deposit accounts	2,544	2,342	6,952	6,621
Bankcard transaction	1,455	1,223	4,198	3,591
Mortgage banking	1,072	772	2,896	2,513
Securities brokerage	558	585	1,539	1,545
Bank owned life insurance	216	222	657	670
Other non-interest income	713	468	1,757	1,361
Total non-interest income	11,358	9,985	32,218	29,877
Non-interest expense:
Salaries and employee benefits	12,048	11,333	36,214	33,816
Net occupancy	1,646	1,518	4,716	4,437
Data processing	1,747	1,572	5,172	4,782
Furniture and equipment	277	282	853	789
FDIC insurance	356	318	1,035	932
Amortization of investment in tax credit partnerships	1,015	158	3,046	475
Other non-interest expenses	3,429	3,249	9,215	9,845
Total non-interest expense	20,518	18,430	60,251	55,076
Net income before income tax expense	14,350	13,636	41,646	40,297
Income tax expense	3,883	4,352	11,235	12,756
Net income	$10,467	$9,284	$30,411	$27,541

Weighted average shares - basic (2)	22,385	22,131	22,325	22,056
Weighted average shares - diluted	22,803	22,479	22,711	22,410

Net income per share, basic	$0.47	$0.42	$1.36	$1.25
Net income per share, diluted	0.46	0.41	1.34	1.23
Cash dividend declared per share	0.18	0.16	0.53	0.47

Balance Sheet Data (at period end)
Total loans			$2,222,706	$1,954,425
Allowance for loan losses			24,369	21,614
Total assets			2,938,665	2,624,607
Non-interest bearing deposits			680,078	595,039
Interest bearing deposits			1,710,519	1,546,539
Federal Home Loan Bank advances			51,366	43,699
Stockholders' equity			311,570	280,948
Total shares outstanding			22,563	22,303
Book value per share			13.81	12.60
Market value per share			32.96	24.23

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Third Quarter 2016 Earnings Release

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Average Balance Sheet Data
Average federal funds sold	$72,673	$86,008	$100,653	$76,508
Average mortgage loans held for sale	5,070	5,045	4,918	5,464
Average securities available for sale	466,462	402,487	474,925	409,010
Average FHLB stock and other securities	6,347	6,347	6,347	6,347
Average loans	2,188,089	1,923,762	2,124,921	1,896,592
Average earning assets	2,722,324	2,416,364	2,700,587	2,386,168
Average assets	2,883,146	2,560,680	2,853,390	2,528,498
Average interest bearing deposits	1,738,315	1,557,177	1,751,000	1,570,424
Average total deposits	2,395,003	2,129,583	2,388,813	2,112,343
Average securities sold under agreement
to repurchase	68,835	71,144	60,438	64,541
Average federal funds purchased and
other short term borrowings	23,471	16,156	25,021	15,484
Average Federal Home Loan Bank advances	44,194	42,732	43,533	40,196
Average interest bearing liabilities	1,874,815	1,687,209	1,879,991	1,690,645
Average stockholders' equity	309,045	276,563	300,743	270,955

Performance Ratios
Annualized return on average assets	1.44%	1.44%	1.42%	1.46%
Annualized return on average equity	13.47%	13.32%	13.51%	13.59%
Net interest margin, fully tax equivalent	3.65%	3.66%	3.60%	3.71%
Non-interest income to total revenue, fully
tax equivalent	31.27%	30.92%	30.67%	31.10%
Efficiency ratio	56.49%	57.06%	57.36%	57.33%

Capital Ratios
Average stockholders' equity to average assets	10.72%	10.80%	10.54%	10.72%
Common equity tier 1 capital			12.07%	12.68%
Tier 1 risk-based capital			12.07%	12.68%
Total risk-based capital			13.05%	13.68%
Leverage			10.63%	10.82%

Loans by Type
Commercial and industrial			$708,508	$610,877
Construction and development			191,987	128,820
Real estate mortgage - commercial investment			510,128	446,116
Real estate mortgage - owner occupied commercial			412,733	402,683
Real estate mortgage - 1-4 family residential			245,229	222,643
Home equity - first lien			54,837	49,937
Home equity - junior lien			65,605	62,223
Consumer			33,679	31,126
Total loans			$2,222,706	$1,954,425

Asset Quality Data
Allowance for loan losses to total loans			1.10%	1.11%
Allowance for loan losses to average loans	1.11%	1.12%	1.15%	1.14%
Allowance for loan losses to non-performing loans			305.84%	193.03%
Nonaccrual loans			$6,889	$9,574
Troubled debt restructuring			999	1,079
Loans - 90 days past due & still accruing			80	544
Total non-performing loans			7,968	11,197
OREO and repossessed assets			5,042	4,607
Total non-performing assets			13,010	15,804
Non-performing loans to total loans			0.36%	0.57%
Non-performing assets to total assets			0.44%	0.60%
Net charge-offs to average loans (3)	0.00%	0.09%	0.03%	0.17%
Net charge-offs	$22	$1,694	$572	$3,306

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Third Quarter 2016 Earnings Release

	Five Quarter Comparison
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Income Statement Data
Net interest income, fully tax equivalent (1)	$24,963	$24,165	$23,687	$23,050	$22,312
Net interest income	$24,760	$23,950	$23,469	$22,822	$22,081
Provision for loan losses	1,250	750	500	750	-
Net interest income after provision for loan losses	23,510	23,200	22,969	22,072	22,081
Wealth management and trust services	4,800	4,807	4,612	4,450	4,373
Service charges on deposit accounts	2,544	2,262	2,146	2,285	2,342
Bankcard transaction	1,455	1,433	1,310	1,285	1,223
Mortgage banking	1,072	1,030	794	975	772
Securities brokerage	558	538	443	449	585
Bank owned life insurance	216	220	221	219	222
Other non-interest income	713	488	556	410	468
Total non-interest income	11,358	10,778	10,082	10,073	9,985
Salaries and employee benefits	12,048	11,971	12,195	10,893	11,333
Net occupancy	1,646	1,546	1,524	1,475	1,518
Data processing	1,747	1,881	1,544	1,566	1,572
Furniture and equipment	277	291	285	285	282
FDIC Insurance	356	351	328	326	318
Amortization of investment in tax credit partnerships	1,015	1,016	1,015	159	158
Other non-interest expenses	3,429	3,137	2,649	3,618	3,249
Total non-interest expense	20,518	20,193	19,540	18,322	18,430
Net income before income tax expense	14,350	13,785	13,511	13,823	13,636
Income tax expense	3,883	3,676	3,676	4,177	4,352
Net income	$10,467	$10,109	$9,835	$9,646	$9,284

Weighted average shares - basic	22,385	22,336	22,254	22,183	22,131
Weighted average shares - diluted	22,803	22,704	22,592	22,567	22,479

Net income per share, basic	$0.47	$0.45	$0.44	$0.43	$0.42
Net income per share, diluted	0.46	0.45	0.44	0.43	0.41
Cash dividend declared per share	0.18	0.18	0.17	0.17	0.16

Balance Sheet Data (at period end)
Cash and due from banks	$41,533	$40,618	$35,022	$35,895	$37,335
Federal funds sold	16,360	9,616	13,016	67,938	17,859
Mortgage loans held for sale	5,959	6,405	3,984	6,800	5,539
Securities available for sale	541,681	567,307	569,012	565,876	504,366
FHLB stock and other securities	6,347	6,347	6,347	6,347	6,347
Total loans	2,222,706	2,175,551	2,094,488	2,033,007	1,954,425
Allowance for loan losses	24,369	23,141	22,451	22,441	21,614
Total assets	2,938,665	2,909,519	2,824,107	2,816,801	2,624,607
Non-interest bearing deposits	680,078	637,812	606,375	583,768	595,039
Interest bearing deposits	1,710,519	1,712,136	1,759,725	1,787,934	1,546,539
Securities sold under agreements to repurchase	67,315	57,437	54,781	64,526	67,557
Federal funds purchased	76,387	114,154	30,083	22,477	62,101
Federal Home Loan Bank advances	51,366	43,002	43,236	43,468	43,699
Stockholders' equity	311,570	305,051	296,323	286,519	280,948
Total shares outstanding	22,563	22,510	22,478	22,379	22,303
Book value per share	13.81	13.55	13.18	12.80	12.60
Market value per share	32.96	28.23	25.69	25.19	24.23

Capital Ratios
Average stockholders' equity to average assets	10.72%	10.51%	10.38%	10.52%	10.80%
Common equity tier 1 capital	12.07%	12.06%	12.23%	12.32%	12.68%
Tier 1 risk-based capital	12.07%	12.06%	12.23%	12.32%	12.68%
Total risk-based capital	13.05%	13.01%	13.19%	13.31%	13.68%
Leverage	10.63%	10.46%	10.35%	10.53%	10.82%

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Third Quarter 2016 Earnings Release

	Five Quarter Comparison
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Average Balance Sheet Data
Average federal funds sold	$72,673	$85,914	$143,679	$99,903	$86,008
Average mortgage loans held for sale	5,070	5,432	4,249	4,991	5,045
Average investment securities	466,462	475,275	483,130	471,349	402,487
Average loans	2,188,089	2,142,530	2,043,450	1,986,289	1,923,762
Average earning assets	2,722,324	2,705,358	2,673,842	2,561,650	2,416,364
Average assets	2,883,146	2,858,624	2,818,072	2,708,630	2,560,680
Average interest bearing deposits	1,738,315	1,736,478	1,778,347	1,664,979	1,557,177
Average total deposits	2,395,003	2,400,547	2,370,819	2,271,431	2,129,583
Average securities sold under agreement
to repurchase	68,835	53,514	58,871	66,918	71,144
Average federal funds purchased and
other short term borrowings	23,471	28,152	23,456	14,147	16,156
Average Federal Home Loan Bank advances	44,194	43,081	43,316	43,546	42,732
Average interest bearing liabilities	1,874,815	1,861,225	1,903,990	1,789,590	1,687,209
Average stockholders' equity	309,045	300,553	292,540	284,824	276,563

Performance Ratios
Annualized return on average assets	1.44%	1.42%	1.40%	1.41%	1.44%
Annualized return on average equity	13.47%	13.53%	13.52%	13.44%	13.32%
Net interest margin, fully tax equivalent	3.65%	3.59%	3.56%	3.57%	3.66%
Non-interest income to total revenue, fully
tax equivalent	31.27%	30.84%	29.85%	30.41%	30.92%
Efficiency ratio	56.49%	57.79%	57.86%	55.32%	57.06%

Loans by Type
Commercial and industrial	$708,508	$721,956	$676,782	$644,398	$610,877
Construction and development	191,987	156,371	160,667	155,667	128,820
Real estate mortgage - commercial investment	510,128	488,187	452,173	436,989	446,116
Real estate mortgage - owner occupied commercial	412,733	418,113	417,285	420,666	402,683
Real estate mortgage - 1-4 family residential	245,229	240,770	234,199	226,575	222,643
Home equity - 1st lien	54,837	52,360	52,042	50,115	49,937
Home equity - junior lien	65,605	65,999	63,336	63,066	62,223
Consumer	33,679	31,795	38,004	35,531	31,126
Total loans	$2,222,706	$2,175,551	$2,094,488	$2,033,007	$1,954,425

Asset Quality Data
Allowance for loan losses to total loans	1.10%	1.06%	1.07%	1.10%	1.11%
Allowance for loan losses to average loans	1.11%	1.08%	1.10%	1.13%	1.12%
Allowance for loan losses to non-performing loans	305.84%	361.58%	251.75%	251.33%	193.03%
Nonaccrual loans	$6,889	$4,970	$7,878	$7,693	$9,574
Troubled debt restructuring	999	1,020	1,040	1,060	1,079
Loans - 90 days past due & still accruing	80	410	-	176	544
Total non-performing loans	7,968	6,400	8,918	8,929	11,197
OREO and repossessed assets	5,042	5,093	5,049	4,541	4,607
Total non-performing assets	13,010	11,493	13,967	13,470	15,804
Non-performing loans to total loans	0.36%	0.29%	0.43%	0.44%	0.57%
Non-performing assets to total assets	0.44%	0.40%	0.49%	0.48%	0.60%
Net charge-offs to average loans	0.00%	0.00%	0.02%	0.00%	0.09%
Net charge-offs (recoveries)	$22	$60	$490	$(77)	$1,694

Other Information
Total assets under management (in millions)	$2,413	$2,342	$2,255	$2,238	$2,189
Full-time equivalent employees	558	549	550	555	546

(1) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.
(2) - Share and per share information adjusted to reflect the 3 for 2 stock split - May 2016
(3) - Interim ratios not annualized

CONTACT:
Stock Yards Bancorp, Inc.
Nancy B. Davis, 502-625-9176
Executive Vice President and Chief Financial Officer